CONSENT AND WAIVER TO
STOCKHOLDERS AGREEMENT

This    CONSENT    AND    WAIVER    TO    STOCKHOLDERS    AGREEMENT
(this “Consent and Waiver”) is dated as of October 15, 2020 (the “Effective Date”), and is entered into by and among SUNPOWER CORPORATION, a Delaware corporation (the “SunPower”), SUNPOWER EQUITY HOLDINGS, LLC, a Delaware limited liability company (“SunPower Equity Holdings”), TOTAL SE, a societas europaea (formerly known as Total S.A.; “Total” and, together SunPower and SunPower Equity Holdings, the “Stockholders”), and ENPHASE ENERGY, INC., a Delaware corporation (the “Company” and, with the Stockholders, the “Parties” and each a “Party”). Initially capitalized terms used but not otherwise defined in this Consent and Waiver have the respective meanings given to them in the Stockholders Agreement.

RECITALS

A.    The Company and SunPower entered into that certain Stockholders Agreement, dated as of August 9, 2018 (the “Agreement”), to establish certain rights, restrictions and obligations of SunPower with respect to the Company Securities Beneficially Owned by SunPower.

B.    SunPower and its Affiliate, SunPower Equity Holdings, entered into that certain Joinder to Stockholders Agreement and Guarantee, dated as of September 24, 2019, whereby SunPower Equity Holdings agreed to be a party to, to be bound by, and to comply with the provisions of the Agreement as a “Stockholder”, with all obligations and rights of the “Stockholder” under the Agreement, except as set forth therein.

C.    SunPower and its Affiliate, Total, entered into that certain Joinder to Stockholders Agreement and Guarantee, dated as of October 29, 2019, whereby Total agreed to be a party to, to be bound by, and to comply with the provisions of the Agreement as a “Stockholder”, with all obligations and rights of the “Stockholder” under the Agreement, except as set forth therein.

D.    In accordance with the terms of the Agreement, the Stockholders Transferred 1,000,000 shares of Company Securities during a period beginning on August 5, 2020 and ending on August 28, 2020 (the “Prior Transfer”).

E.    Pursuant to Section 5.1(b) of the Agreement, the Transfer of more than 1,000,000 shares of Company Securities by the Stockholders during any trailing six-month period requires the prior written consent of the Company.

F.    The Stockholders desire to Transfer up to an additional 1,000,000 shares of Company Securities (the “Transferred Securities” and, such Transfer, the “Q4 Sale”) within six months of the Prior Transfer and the Company desires to consent to such Transfer.

CONSENT AND WAIVER

The Parties hereby agree to this Consent and Waiver in consideration of the mutual conditions and agreements set forth Stockholders Agreement and this Consent and Waiver, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as follows:

1.    Consent and Waiver; the Q4 Sale.

(a)    In accordance with Sections 5.1(b) and 8.6 of the Agreement, the Company hereby consents to the Q4 Sale and, notwithstanding anything to the contrary therein, the provisions of Section 5.1 of the Agreement are hereby waived solely as to the Q4 Sale in accordance with the terms herein.

(b)    The Transfer of any Company Securities as part of the Q4 Sale shall be made so that, on the date of any Transfer, not more than 1,000,000 shares of Company Securities, including the Transfer, will have been Transferred during the prior three-months.

2.    Subsequent Sale. The Parties agree that, notwithstanding anything to the contrary in Section 5.1(b) of the Agreement, following the Q4 Sale, the next such Transfer of Company Securities undertaken by the Stockholders shall be made so that, on the date of any Transfer, not more than 2,000,000 shares of Company Securities, including the Transfer, will have been Transferred during the prior twelve-months (such Transfer or Transfers collectively, the “Subsequent Sale”). For the avoidance of doubt, (a) following the consummation of the Subsequent Sale, Section 5.1(b) shall govern any subsequent Transfers of Company Securities by the Stockholders and (b) for any Transfer, including the Q4 Sale and the Subsequent Sale, the manner, volume, price and other terms of any such Transfer shall be made at the sole discretion of the Stockholders, subject to the limitations set forth herein .

3.    Effectiveness of Waiver; Limited Effect; No Modifications. This Consent and Waiver will become effective on the Effective Date. The waiver set forth above relates solely to Transfer of the Transferred Securities by the Stockholders in the manner and to the extent described above, and nothing in this Consent and Waiver shall be deemed to constitute a waiver by the Company of compliance with respect to any other term, provision or condition of the Agreement or any other instrument or agreement referred to therein. Nothing contained in this Consent and Waiver will be deemed or construed to amend, supplement or modify the Agreement (including, without limitation, the provisions of Section 5.1(b) thereof) or otherwise affect the rights and obligations of any party thereto, all of which remain in full force and effect.

4.    Miscellaneous. The terms and provisions of Section 8 of the Agreement are incorporated herein by reference, mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Consent and Waiver as of the last Date below.
Stockholders:

SUNPOWER CORPORATION,
a Delaware corporation

By:     /S/ Manavendra Sial     Name: Manavendra Sial
Title:        Executive Vice President and Chief Financial Officer
Date:    October 27, 2020

SUNPOWER EQUITY HOLDINGS, LLC,
a Delaware limited liability company

By:    SUNPOWER CORPORATION, a
Delaware corporation, its sole member

By:     /S/ Manavendra Sial     Name: Manavendra Sial
Title:        Executive Vice President and Chief Financial Officer
Date:    October 27, 2020

By:    TOTAL SE,
a societas europaea

By:     /S/ Jean Pierre Sbraire     Name: Jean Pierre Sbraire
Title:        Chief Financial Officer
Date:    November 18, 2020

[SIGNATURE PAGE TO CONSENT AND WAIVER TO STOCKHOLDERS AGREEMENT]

ENPHASE ENERGY, INC.,
a Delaware corporation

By:     /S/ Eric Branderiz     Name: Eric Branderiz
Title: Chief Financial Officer
Date: October 28, 2020

[SIGNATURE PAGE TO CONSENT AND WAIVER TO STOCKHOLDERS AGREEMENT]